Exhibit 99.1

Rubicon Project Reports Second Quarter 2018 Results
Advertising Spend Growth Accelerates
LOS ANGELES, California – August 1, 2018 – Rubicon Project (NYSE: RUBI), the global exchange for advertising, today reported its results of operations for the second quarter of 2018.
Recent Highlights

•	Revenue was $28.6 million for Q2 2018, up 15% sequentially from Q1 2018

•	Year over year ad spend(3) growth of 10% in Q1, 16% in Q2, and expected to be greater than 20% in Q3 2018

•	Take rate(3) increased to 12.1% in Q2 2018 and is expected to be at or slightly above this level in Q3 2018

•	Q3 2018 revenue expected to be flat to slightly up sequentially

•	First half of 2018 amounts paid to sellers highest in company history

•	Crossed milestone of 1,000 header bidding connections in Q2 2018; header bidding transactions now represent over 77% of revenue

•	Programmatic video and audio drove significant year-over-year growth in ad spend

•	Mobile ad spend in Q2 2018 grew 40% year over year and represented slightly over 50% of total ad spend

•	Net loss(2) was $18.0 million, or loss per share(2) of $0.36, compared to net loss of $11.6 million, or loss per share of $0.24 for the second quarter of 2017.

•	Adjusted EBITDA(1) was a negative $5.5 million, compared to adjusted EBITDA of $3.0 million for the second quarter of 2017.

•	Non-GAAP loss per share(1) was $0.27, compared to $0.10 non-GAAP loss per share for the second quarter of 2017.

“We are pleased to demonstrate accelerating ad spend growth this quarter, which we believe is directly correlated to the strategic actions and investments made in our platform over the past year. Video, audio and mobile continue to provide strong growth for us, and differentiate us from many of our peers,” said Michael G. Barrett, President and CEO of Rubicon Project. “Industry consolidation is gaining momentum and we continue to believe this will provide a positive market dynamic for us to gain share as a leading independent exchange. Our increasing ad spend growth rate gives us greater confidence that we will achieve positive adjusted EBITDA in the fourth quarter of this year.”

Second Quarter 2018 Results Summary
(in millions, except per share amounts and percentages)
	Three Months Ended			Six Months Ended
	June 30, 2018	June 30, 2017	Change Favorable/ (Unfavorable)	June 30, 2018	June 30, 2017	Change Favorable/ (Unfavorable)
Revenue	$28.6	$42.9	(33)%	$53.5	$88.9	(40)%
Advertising spend(1)	$237.7	$204.4	16%	$448.7	$395.9	13%
Non-GAAP net revenue(1)	$28.6	$42.9	(33)%	$53.5	$88.3	(39%)
Take rate(3)	12.1%	21.0%	(9 ppt)	11.9%	22.3%	(10 ppt)
Net loss	($18.0)	($11.6)	(56)%	($45.8)	($27.4)	(67%)
Adjusted EBITDA(1)	($5.5)	$3.0	nm	($19.7)	$4.1	nm
Adjusted EBITDA margin(2)	(19%)	7%	(26 ppt)	(37%)	5%	(42 ppt)
Basic and diluted loss per share	($0.36)	($0.24)	(50)%	($0.92)	($0.56)	(64%)
Non-GAAP loss per share(1)	($0.27)	($0.10)	(170)%	($0.71)	($0.26)	(173%)

Definitions:
(1)
Non-GAAP net revenue, Adjusted EBITDA, non-GAAP loss per share, and advertising spend are non-GAAP financial measures. Please see the discussion in the section called "Non-GAAP Financial Measures" and the reconciliations included at the end of this press release.

(2)
Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by revenue (or for periods in which we have revenue reported on a gross basis, by non-GAAP net revenue). Reconciliations for both net loss to Adjusted EBITDA and revenue to non-GAAP net revenue are included at the end of this press release. For further discussion, please see "Non-GAAP Financial Measures."

(3)
Take rate is an operational performance measure calculated as revenue (or for periods in which we have revenue reported on a gross basis, as non-GAAP net revenue) divided by advertising spend. Reconciliations for revenue to both advertising spend and non-GAAP net revenue are included at the end of this press release. For further discussion, please see "Non-GAAP Financial Measures." We review take rate for internal management purposes to assess the development of our marketplace with buyers and sellers. Our take rate (and our fees, which drive take rate) can be affected by a variety of factors, including the terms of our arrangements with buyers and sellers active on our platform in a particular period; the scale of a buyer's or seller's activity on our platform; mix of inventory or transaction types; the implementation of new products; platforms and solution features; auction dynamics; negotiations with clients; header bidding; competitive factors and our strategic pricing decisions, including strategic fee reductions we implemented during the first half of 2017 and elimination of our buyer transaction fees as of November 1, 2018 and additional fee reductions or alternative pricing models we may implement in the future; and the overall development of the digital advertising ecosystem.

nm	not meaningful
Second Quarter 2018 Results Conference Call and Webcast:
The Company will host a conference call on August 1, 2018 at 1:30 PM (PT) / 4:30 PM (ET) to discuss the results for its second quarter of 2018.

Live conference call
Toll free number:	(844) 875-6911 (for domestic callers)
Direct dial number:	(412) 902-6511 (for international callers)
Passcode:	Ask to join the Rubicon Project conference call
Simultaneous audio webcast:	http://investor.rubiconproject.com, under "Events and Presentations"

Conference call replay
Toll free number:	(877) 344-7529 (for domestic callers)
Direct dial number:	(412) 317-0088 (for international callers)
Passcode:	10121771
Webcast link:	http://investor.rubiconproject.com, under "Events and Presentations"
About Rubicon Project
Founded in 2007, Rubicon Project is one of the world’s largest advertising exchanges. The company helps websites and apps thrive by giving them tools and expertise to sell ads easily and safely. In addition, the world’s leading agencies and brands rely on Rubicon Project’s technology to execute tens of billions of advertising transactions each month. Rubicon Project is an independent, publicly traded company (NYSE:RUBI) headquartered in Los Angeles, California.

Note: The Rubicon Project and the Rubicon Project logo are registered service marks of The Rubicon Project, Inc.

Forward-Looking Statements:
This press release and management's prepared remarks during the conference call referred to above include, and management's answers to questions during the conference call may include, forward-looking statements, including statements based upon or relating to our expectations, assumptions, estimates, and projections. In some cases, you can identify forward-looking statements by terms such as "may," "might," "will," "objective," "intend," "should," "could," "can," "would," "expect," "believe," "design," "anticipate," "estimate," "predict," "potential," "plan" or the negative of these terms, and similar expressions. Forward-looking statements may include, but are not limited to, statements concerning our anticipated financial performance, including, without limitation, revenue, advertising spend, non-GAAP net revenue, non-GAAP loss per share, profitability, net income (loss), Adjusted EBITDA, earnings per share, and cash flow; our belief that we will achieve positive adjusted EBITDA in the fourth quarter of 2018; strategic objectives, including focus on header bidding, mobile, video, and private marketplace opportunities; investments in our business; development of our technology; introduction of new offerings; the impact of our acquisition of nToggle and its traffic shaping technology on our business; the effects of our cost reduction initiatives; scope and duration of client relationships; the fees we may charge in the future; business mix and expansion of our mobile, video and private marketplace offerings; sales growth; client utilization of our offerings; our competitive differentiation; our market share and leadership position in the industry; market conditions, trends, and opportunities; consumer reach; certain statements regarding future operational performance measures including ad requests, fill rate, paid impressions, average CPM, take rate, and advertising spend; and factors that could affect these and other aspects of our business. These statements are not guarantees of future performance; they reflect our current views with respect to future events and are based on assumptions and estimates and subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from expectations or results projected or implied by forward-looking statements. These risks include, but are not limited to: our ability to grow and to manage any growth effectively; our ability to develop innovative new technologies and remain a market leader; our ability to attract and retain buyers and sellers and increase our business with them; our vulnerability to loss of, or reduction in spending by, buyers; our reliance on large sources of advertising demand; our ability to maintain and grow a supply of digital advertising inventory from sellers; the effect on the advertising market and our business from difficult economic conditions; the freedom of buyers and sellers to direct their spending and inventory to competing sources of inventory and demand; our ability to use our solution for purchase and sale of higher value digital advertising inventory and to expand the use of our solution by buyers and sellers utilizing evolving digital media platforms; our ability to introduce new offerings and bring them to market in a timely manner, and otherwise adapt in response to client demands and industry trends, including shifts in digital advertising growth from desktop to mobile channels and from display to video formats; the increased prevalence of header bidding and its effect on our competitive position; our header bidding solution not resulting in revenue growth and causing infrastructure strain and added cost; uncertainty of our estimates and expectations associated with new offerings, including header bidding, private marketplace, mobile, video, guaranteed audience solutions, and traffic shaping; declined fees and take rate and the need to grow through advertising spend increases rather than fee increases; our ability to compensate for a reduced take rate by increasing the volume and/or value of transactions on our platform; our vulnerability to the depletion of our cash resources as revenue declines with the reduction in our take rate and as we incur additional investments in technology required to support the increased volume of transactions on our exchange; our ability to support our growth objectives with reduced resources from our cost reduction initiatives; our ability to raise additional capital if needed and/or to renew our working capital line of credit; our limited operating history and history of losses; our ability to continue to expand into new geographic markets; increased prevalence of ad-blocking technologies; the slowing growth rate of online digital display advertising; the growing percentage of online and mobile advertising spending captured by owned and operated sites (such as Facebook and Google); the effects, including loss of market share, of increased competition in our market and increasing concentration of advertising spending, including mobile spending, in a small number of very large competitors; the effects of consolidation in the ad tech industry, such as AT&T's acquisition of AppNexus; acts of competitors and other third parties that can adversely affect our business; our ability to differentiate our offerings and compete effectively in a market trending increasingly toward commodification, transparency, and disintermediation; requests for discounts, fee concessions or revisions, rebates, refunds, favorable payment terms and greater levels of pricing transparency and specificity; potential adverse effects of malicious activity such as fraudulent inventory and malware; the effects of seasonal trends on our results of operations; costs associated with defending intellectual property infringement and other claims; our ability to attract and retain qualified employees and key personnel; our ability to identify future acquisitions of or investments in complementary companies or technologies and our ability to consummate the acquisitions and integrate such companies or technologies; and our ability to comply with, and the effect on our business of, the European General Data Protection Regulation, the California Consumer Privacy Act, and other evolving legal standards and regulations, particularly concerning data protection and consumer privacy and evolving labor standards.
We discuss many of these risks and additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements under the headings "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and elsewhere in filings we have made and will make from time to time with the Securities and Exchange Commission, or SEC, including our Annual Report on Form 10-K for the year ended December 31, 2017 and subsequent Quarterly Reports on Form 10-Q. These forward-looking statements represent our estimates and assumptions only as of the date made. Unless required by federal securities laws, we assume no obligation to update any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated, to reflect circumstances or events that occur after the statements are made. Without limiting the foregoing, any guidance we may provide will generally be given only in connection with quarterly and annual earnings announcements, without interim updates, and we may appear at industry conferences or make other public statements without disclosing material nonpublic information in our possession. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Investors should read this press release and the documents that we reference in this press release and have filed or will file with the SEC completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
Non-GAAP Financial Measures:
This press release includes information relating to advertising spend, non-GAAP net revenue, Adjusted EBITDA, non-GAAP net loss, and non-GAAP loss per share, which are financial measures that have not been prepared in accordance with GAAP. These non-GAAP financial measures are used by our management and board of directors, in addition to our GAAP results, to understand and evaluate our performance and trends, to prepare and approve our annual budget, and to develop short- and long-term plans and performance objectives. Management believes that these non-GAAP financial measures provide useful information about our core results and thus are appropriate to enhance the overall understanding of our past performance and our prospects for the future.
These non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. You are encouraged to evaluate these adjustments, and review the reconciliation of these non-GAAP financial measures to their most comparable GAAP measures, and the reasons we consider them appropriate. It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies. See "Reconciliation of revenue to advertising spend and revenue to non-GAAP net revenue," "Reconciliation of net loss to Adjusted EBITDA," "Reconciliation of net loss to non-GAAP net loss" and "Reconciliation of GAAP loss per share to non-GAAP loss per share" included as part of this press release.
Advertising Spend:
We define advertising spend as the total volume of spending between buyers and sellers transacted on our platform. Advertising spend does not represent revenue reported on a GAAP basis. Tracking our advertising spend facilitates comparison of our results to the results of companies in our industry that report GAAP revenue on a gross basis. We also use advertising spend for internal management purposes to assess market share of total advertising spending.
Our advertising spend may be influenced by demand for our services, the volume and characteristics of paid impressions, average CPM, our ability to fill bid requests, the nature and amount of fees we charge, and other factors such as changes in the market, our execution of the business, and competition.
Advertising spend may fluctuate due to seasonality. In the past, we have experienced higher advertising spend during the fourth quarter of a given year because many buyers devote a disproportionate amount of their advertising budgets to this period of the year to coincide with increased holiday purchasing. Buyers' focus on the fourth quarter generates more bidding activity on our platform, which may drive higher volumes of paid impressions, average CPM, or both. Our advertising spend grew 16% and 13% for the three and six months ended June 30, 2018, respectively, compared to the same periods in 2017. The increase in advertising spend was driven by higher ad request volumes and an increase in the CPMs generated from our auctions. The increase in CPMs was driven by increased bidding activity on our platform, the value of the inventory that we made available to buyers, including PMP, mobile and video inventory that typically carries higher pricing, and auction dynamics, including the implementation of first price auctions and Estimated Market Rate ("EMR") for our header bidding inventory. In January 2018, we made first price our default auction dynamic for header bidding transactions.
Non-GAAP Net Revenue:
We define non-GAAP net revenue as GAAP revenue less amounts we pay sellers, where the amounts paid are included within cost of revenue for the portion of our revenue reported on a gross basis. The portion of our revenue reported on a gross basis was attributable to intent marketing services, which no longer generated revenue after the first quarter of 2017. Historically, non-GAAP net revenue was a useful measure in assessing the performance of our business in periods for which our revenue included revenue reported on a gross basis, because it showed the operating results of our business on a consistent basis without the effect of differing revenue reporting (gross vs. net) that we applied under GAAP across different types of transactions, and facilitated comparison of our results to the results of companies that report all of their revenue on a net basis. Revenue from intent marketing services in the first quarter of 2017 created the difference between our non-GAAP net revenue and our GAAP revenue for that period. We ceased offering our intent marketing solution in the first quarter of 2017, so for subsequent periods non-GAAP net revenue is the same as GAAP revenue, as there is no longer a reconciling item between GAAP and non-GAAP net revenue. Non-GAAP net revenue is presented for comparative purposes as the first quarter of 2017 still included the intent marketing solution reconciling item.
A potential limitation of non-GAAP net revenue is that other companies may define non-GAAP net revenue differently, which may make comparisons difficult.
Non-GAAP net revenue is influenced by the volume and characteristics of advertising spend and our take rate. The revenue we have reported on a gross basis was associated with our intent marketing business. Because we exited that business in the first quarter of 2017, we do not expect to report any revenue on a gross basis after the first quarter of 2017 unless and until we change our business practices, develop new products, or make an acquisition, in each case with characteristics that require gross reporting.
Adjusted EBITDA:
We define Adjusted EBITDA as net income (loss) adjusted to exclude stock-based compensation expense, depreciation and amortization, amortization of acquired intangible assets, impairment charges, interest income or expense, and other cash and non-cash based income or expenses that we do not consider indicative of our core operating performance, including, but not limited to foreign exchange gains and losses, acquisition and related items, and provision (benefit) for income taxes. We believe Adjusted EBITDA is useful to investors in evaluating our performance for the following reasons:

•
Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s performance without regard to items such as those we exclude in calculating this measure, which can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired.

•
Our management uses Adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of performance and the effectiveness of our business strategies, and in communications with our board of directors concerning our performance. Adjusted EBITDA may also be used as a metric for determining payment of cash incentive compensation.

•
Adjusted EBITDA provides a measure of consistency and comparability with our past performance that many investors find useful, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results of operations as reported under GAAP. These limitations include:

•
Stock-based compensation is a non-cash charge and will remain an element of our long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period.

•
Depreciation and amortization are non-cash charges, and the assets being depreciated or amortized will often have to be replaced in the future, but Adjusted EBITDA does not reflect any cash requirements for these replacements.

•	Impairment charges are non-cash charges related to goodwill, intangible assets and/or long-lived assets.

•
Adjusted EBITDA does not reflect non-cash charges related to acquisition and related items, such as amortization of acquired intangible assets and changes in the fair value of contingent consideration.

•
Adjusted EBITDA does not reflect cash and non-cash charges and changes in, or cash requirements for, acquisition and related items, such as certain transaction expenses and expenses associated with earn-out amounts.

•	Adjusted EBITDA does not reflect changes in our working capital needs, capital expenditures, or contractual commitments.

•	Adjusted EBITDA does not reflect cash requirements for income taxes and the cash impact of other income or expense.

•	Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Our Adjusted EBITDA is influenced by fluctuations in our revenue and the timing and amounts of our investments in our operations. Adjusted EBITDA should not be considered as an alternative to net income (loss), operating loss, or any other measure of financial performance calculated and presented in accordance with GAAP.
Non-GAAP Net Income (Loss) and Non-GAAP Earnings (Loss) per Share:
We define non-GAAP earnings (loss) per share as non-GAAP net income (loss) divided by non-GAAP weighted-average shares outstanding. Non-GAAP net income (loss) is equal to net income (loss) excluding stock-based compensation, impairment charges, cash and non-cash based acquisition and related expenses, including amortization of acquired intangible assets, transaction expenses, expenses associated with earn-out amounts, and foreign currency gains and losses. In periods in which non-GAAP net income (loss) is positive, non-GAAP weighted-average shares outstanding used to calculate non-GAAP earnings (loss) per share includes the impact of potentially dilutive shares. Potentially dilutive shares consist of stock options, restricted stock awards, restricted stock units, potential shares issued under the Employee Stock Purchase Plan, each computed using the treasury stock method, shares held in escrow, and potential shares issued as part of contingent consideration as a result of business combinations. We believe non-GAAP earnings (loss) per share is useful to investors in evaluating our ongoing operational performance and our trends on a per share basis, and also facilitates comparison of our financial results on a per share basis with other companies, many of which present a similar non-GAAP measure. However, a potential limitation of our use of non-GAAP earnings (loss) per share is that other companies may define non-GAAP earnings (loss) per share differently, which may make comparison difficult. This measure may also exclude expenses that may have a material impact on our reported financial results. Non-GAAP earnings (loss) per share is a performance measure and should not be used as a measure of liquidity. Because of these limitations, we also consider the comparable GAAP measure of net income (loss).

Investor Relations Contact
Nick Kormeluk
(949) 500-0003
nkormeluk@rubiconproject.com
Media Contact
Ben Billingsley
Broadsheet Communications
press@rubiconproject.com

THE RUBICON PROJECT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$72,247	$76,642
Marketable securities	32,072	52,504
Accounts receivable, net	153,163	165,890
Prepaid expenses and other current assets	9,041	9,620
TOTAL CURRENT ASSETS	266,523	304,656
Property and equipment, net	36,571	47,393
Internal use software development costs, net	14,340	12,734
Other assets, non-current	1,197	5,493
Intangible assets, net	11,767	13,359
TOTAL ASSETS	$330,398	$383,635
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$198,504	$214,103
Other current liabilities	2,899	3,141
TOTAL CURRENT LIABILITIES	201,403	217,244
Other liabilities, non-current	1,331	1,780
TOTAL LIABILITIES	202,734	219,024
STOCKHOLDERS' EQUITY
Common stock	1	—
Additional paid-in capital	427,324	418,354
Accumulated other comprehensive income (loss)	(77)	41
Accumulated deficit	(299,584)	(253,784)
TOTAL STOCKHOLDER'S EQUITY	127,664	164,611
TOTAL LIABILITITES AND STOCKHOLDERS' EQUITY	$330,398	$383,635

THE RUBICON PROJECT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Revenue	$28,648	$42,922	$53,524	$88,937
Expenses (1)(2):
Cost of revenue	15,044	13,698	29,827	28,386
Sales and marketing	11,135	12,529	23,392	27,157
Technology and development	9,245	12,044	19,739	24,797
General and administrative	11,441	14,355	23,985	29,435
Restructuring and other exit costs	974	1,621	3,440	5,959
Total expenses	47,839	54,247	100,383	115,734
Loss from operations	(19,191)	(11,325)	(46,859)	(26,797)
Other (income) expense:
Interest income, net	(274)	(228)	(545)	(395)
Other income	(210)	(167)	(420)	(379)
Foreign exchange (gain) loss, net	(797)	479	(243)	851
Total other (income) expense, net	(1,281)	84	(1,208)	77
Loss before income taxes	(17,910)	(11,409)	(45,651)	(26,874)
Provision for income taxes	74	146	149	521
Net loss	$(17,984)	$(11,555)	$(45,800)	$(27,395)
Net loss per share:
Basic and Diluted	$(0.36)	$(0.24)	$(0.92)	$(0.56)
Weighted average shares used to compute net loss per share:
Basic and Diluted	50,071	48,783	49,883	48,559

(1) Stock-based compensation expense included in our expenses was as follows:

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Cost of revenue	$77	$96	$184	$180
Sales and marketing	1,158	974	2,343	2,409
Technology and development	623	981	1,472	2,056
General and administrative	2,402	2,628	4,759	5,337
Restructuring and other exit costs	352	624	398	1,560
Total stock-based compensation expense	$4,612	$5,303	$9,156	$11,542

(2) Depreciation and amortization expense included in our expenses was as follows:

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Cost of revenue	$8,353	$8,045	$16,514	$16,424
Sales and marketing	151	286	314	753
Technology and development	227	331	468	997
General and administrative	147	193	292	802
Total depreciation and amortization expense	$8,878	$8,855	$17,588	$18,976

THE RUBICON PROJECT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Six Months Ended
	June 30, 2018	June 30, 2017
OPERATING ACTIVITIES:
Net loss	$(45,800)	$(27,395)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	17,588	18,976
Stock-based compensation	9,156	11,542
Loss on disposal of property and equipment	120	271
Provision for doubtful accounts	215	566
Accretion of available for sale securities	(318)	(76)
Unrealized foreign currency gains, net	(766)	1,130
Deferred income taxes	—	274
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	12,342	52,917
Prepaid expenses and other assets	2,351	(393)
Accounts payable and accrued expenses	(15,287)	(44,561)
Other liabilities	(691)	(446)
Net cash provided by (used in) operating activities	(21,090)	12,805
INVESTING ACTIVITIES:
Purchases of property and equipment	(1,216)	(4,839)
Capitalized internal use software development costs	(4,817)	(4,327)
Investments in available-for-sale securities	(23,991)	(31,789)
Maturities of available-for-sale securities	41,150	45,050
Sales of available-for-sale securities	6,086	—
Net cash provided by investing activities	17,212	4,095
FINANCING ACTIVITIES:
Proceeds from exercise of stock options	45	384
Proceeds from issuance of common stock under employee stock purchase plan	143	444
Taxes paid related to net share settlement	(658)	(2,048)
Net cash used in financing activities	(470)	(1,220)
EFFECT OF EXCHANGE RATE CHANGES ON CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(47)	140
CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(4,395)	15,820
CASH, CASH EQUIVALENTS AND RESTRICTED CASH — Beginning of period	76,642	149,498
CASH, CASH EQUIVALENTS AND RESTRICTED CASH — End of period	$72,247	$165,318
SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:
Capitalized assets financed by accounts payable and accrued expenses	712	3,944
Capitalized stock-based compensation	284	251

THE RUBICON PROJECT, INC.
RECONCILIATION OF REVENUE TO ADVERTISING SPEND AND REVENUE TO NON-GAAP NET REVENUE
(In thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Revenue	$28,648	$42,922	$53,524	$88,937
Plus amounts paid to sellers(1)	209,010	161,469	395,161	306,994
Advertising spend	$237,658	$204,391	$448,685	$395,931

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Revenue	$28,648	$42,922	$53,524	$88,937
Less amounts paid to sellers reflected in cost of revenue(2)	—	—	—	633
Non-GAAP net revenue	$28,648	$42,922	$53,524	$88,304

(1) Amounts paid to sellers for the portion of our revenue reported on a net basis for GAAP purposes.
(2) Amounts paid to sellers for the portion of our revenue reported on a gross basis for GAAP purposes.

THE RUBICON PROJECT, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(In thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Net loss	$(17,984)	$(11,555)	$(45,800)	$(27,395)
Add back (deduct):
Depreciation and amortization expense, excluding amortization of acquired intangible assets	8,082	8,076	15,996	16,612
Amortization of acquired intangibles	796	779	1,592	2,364
Stock-based compensation expense	4,612	5,303	9,156	11,542
Interest income, net	(274)	(228)	(545)	(395)
Foreign exchange (gain) loss, net	(797)	479	(243)	851
Provision for income taxes	74	146	149	521
Adjusted EBITDA	$(5,491)	$3,000	$(19,695)	$4,100

THE RUBICON PROJECT, INC.
RECONCILIATION OF NET LOSS TO NON-GAAP NET LOSS
(In thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Net loss	$(17,984)	$(11,555)	$(45,800)	$(27,395)
Add back (deduct):
Acquisition and related items, including amortization of acquired intangibles	796	779	1,592	2,364
Stock-based compensation expense	4,612	5,303	9,156	11,542
Foreign exchange (gain) loss, net	(797)	479	(243)	851
Tax effect of Non-GAAP adjustments (1)	14	35	(29)	(9)
Non-GAAP net loss	$(13,359)	$(4,959)	$(35,324)	$(12,647)

(1)	Non-GAAP net loss includes the estimated tax impact from the expense items reconciling between net loss and non-GAAP net loss.

THE RUBICON PROJECT, INC.
RECONCILIATION OF GAAP LOSS PER SHARE TO NON-GAAP LOSS PER SHARE
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
GAAP net loss per share (1):
Basic and Diluted	$(0.36)	$(0.24)	$(0.92)	$(0.56)

Non-GAAP net loss (2)	$(13,359)	$(4,959)	$(35,324)	$(12,647)

Reconciliation of weighted-average shares used to compute net loss per share to non-GAAP weighted average shares outstanding:
Weighted-average shares used to compute net loss per share:	50,071	48,783	49,883	48,559
Dilutive effect of weighted-average common stock options, RSAs, and RSUs(3)	—	—	—	—
Dilutive effect of weighted-average escrow shares	—	—	—	—
Dilutive effect of weighted-average ESPP(3)	—	—	—	—
Non-GAAP weighted-average shares outstanding	50,071	48,783	49,883	48,559
Non-GAAP loss per share	$(0.27)	$(0.10)	$(0.71)	$(0.26)

(1) Calculated as net loss divided by basic weighted-average shares used to compute net loss per share as included in the consolidated statement of operations.
(2) Refer to reconciliation of net loss to non-GAAP net loss.
(3)  In most periods in which net income is positive, the weighted-average shares used to compute diluted earnings per share are equal to the weighted-average shares used to compute basic loss per share and already include the dilutive effect of common stock options, RSAs, RSUs, acquisition related contingent and escrow shares, and ESPP using the treasury stock method.

THE RUBICON PROJECT, INC.
REVENUE AND ADVERTISING SPEND BY CHANNEL
(In thousands, except percentages)
(unaudited)

	Revenue				Advertising Spend
	Three Months Ended				Three Months Ended
	June 30, 2018		June 30, 2017		June 30, 2018		June 30, 2017
	(in thousands, except percentages)
Channel:
Desktop	$13,663	48%	$23,746	55%	$117,029	49%	$118,517	58%
Mobile	14,985	52	19,176	45	120,629	51	85,874	42
Total	$28,648	100%	$42,922	100%	$237,658	100%	$204,391	100%

	Revenue				Advertising Spend
	Six Months Ended				Six Months Ended
	June 30, 2018		June 30, 2017		June 30, 2018		June 30, 2017
	(in thousands, except percentages)
Channel:
Desktop	$27,972	52%	$52,075	59%	$237,087	53%	$242,156	61%
Mobile	25,552	48	36,862	41	211,598	47	153,775	39
Total	$53,524	100%	$88,937	100%	$448,685	100%	$395,931	100%